Exhibit 23.1

Consent of Independent Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration No. 333-199025 and No. 333-199024) of Quantum Materials Corp. of our report dated October 13, 2015 with respect to the consolidated financial statements of Quantum Materials Corp. for the years ended June 30, 2015 and 2014 appearing in this amendment to the Annual Report on Form 10-K/A of Quantum Materials Corp. for the year ended June 30, 2015.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

February 2, 2016